NATIONWIDE LIFE INSURANCE COMPANY
P.O. Box 182021
Columbus, OH 43218-2021
1-866-233-3223

America's marketFLEX® Advisor Annuity

Application for
Individual Flexible Purchase Payment Variable Deferred Annuity
Minimum Initial Purchase Payment of $10,000

1. Parties to the Contract

Please print.

1a. Contract Owner

First Name: ____ MI: ____ Last Name: ____

Employer/Trust Name (if applicable): ____
(Additional forms required. See forms table in New Business enrollment packet.)

Date of Birth: ____ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ____

Street: ____

City: ____ State: ____ ZIP: ____

1b. Joint/Contingent Owner

Check **one** box only: ☐ Joint Owner *(Limited to spouses, except in HI, NJ, and PA.)*
☐ Contingent Owner *(Available only with Non-Qualified Contracts.)*

First Name: ____ MI: ____ Last Name: ____

Date of Birth: ____ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ____ – ____ – ____

Address: ☐ Same address as Contract Owner Street: ____

City: ____ State: ____ ZIP: ____

1c. Annuitant *Complete only if different from Contract Owner. (Annuitant must be age 85 or younger.)*

First Name: ____ MI: ____ Last Name: ____

Date of Birth: ____ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ____ – ____ – ____

Address: ☐ Same address as Contract Owner Street: ____

City: ____ State: ____ ZIP: ____

1d. Co-Annuitant *(Must be age 75 or younger.)*

☐ Same as Joint Owner

First Name: ____ MI: ____ Last Name: ____

Date of Birth: ____ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ____ – ____ – ____

Address: ☐ Same address as Contract Owner Street: ____

City: ____ State: ____ ZIP: ____

1e. Contingent Annuitant *(Must be age 85 or younger.)*

First Name: ____ MI: ____ Last Name: ____

Date of Birth: ____ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ____ – ____ – ____

Address: ☐ Same address as Contract Owner Street: ____

City: ____ State: ____ ZIP: ____

1f. Beneficiaries *Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%.*

Check one: First Name: MI: Last Name:
☐ Primary Relationship to Annuitant: Allocation (whole % only): %
☐ Contingent Social Security Number: – – Date of Birth:

Check one: First Name: MI: Last Name:
☐ Primary Relationship to Annuitant: Allocation (whole % only): %
☐ Contingent Social Security Number: – – Date of Birth:

Check one: First Name: MI: Last Name:
☐ Primary Relationship to Annuitant: Allocation (whole % only): %
☐ Contingent Social Security Number: – – Date of Birth:

If more than three Beneficiaries, list additional names on Beneficiary Options form (in New Business Enrollment Forms Packet).

2. Contract Information

2a. Contract Type *Must specify by checking a box.*

☐ Non-Qualified
☐ IRA – Tax Year:
☐ Roth IRA – Tax Year:
☐ SIMPLE IRA*
☐ SEP IRA*
☐ 401(a)* (Investment Only)
☐ 403(b) TSA* (Non-ERISA only)
☐ CRT* (Charitable Remainder Trust) ***Not available in NJ.***

** Additional forms required. Please see the forms table in the New Business Enrollment Packet.*

2b. Transfer Authorization for Registered Representative

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. This power is not available for use by any person or organization providing any type market-timing advice or service. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you.

If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

2c. Waiver of Transaction Confirmation

☐ **Contract Owner:** I elect not to receive my transaction confirmations.

☐ **Registered Representative:** I elect not to receive my transaction confirmations.

2d. Purchase Payment

Approximate Amount: $ ________ **($10,000 initial minimum.)**

Payment Submitted Via: ☐ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

** Additional forms required. Please see the forms table in the New Business Enrollment Packet.*

3. Contract Options

Election of Options in this section increases the Variable Account charges on your contract. Consult your prospectus.

3a. Death Benefits

Includes a Standard Death Benefit unless an Enhanced Death Benefit is elected.

I elect: ☐ Return of Premium Enhanced Death Benefit Option *(Annuitant/Co-Annuitant, age 75 or younger.)*

3b. Extra Value

Not available in MN.

I elect *(choose only **one**)*: ☐ 3% Extra Value Option
☐ 4% Extra Value Option

3c. Dynamic Advantage Program

100% of Purchase Payment will be allocated to the Dynamic Advantage Program.

I elect: ☐ Dynamic Advantage Program (DAP)

STOP Dynamic Advantage Program (DAP) models require a signed election form which is located in the New Business Enrollment Packet.

4. Purchase Payment Allocation and Disclosures *Must be whole percentages and must add up to 100%.*

*Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.*

Consult your prospectus for reference to Share Class.

American Century Variable Portfolios, Inc.
% American Century VP Income & Growth Fund*
% American Century VP Ultra Fund*
% American Century VP Value Fund*
Fidelity Variable Insurance Products Fund
% VIP Equity-Income Portfolio*
% VIP Growth Portfolio*
Fidelity Variable Insurance Products Fund II
% VIP Contrafund® Portfolio*
Gartmore Variable Insurance Trust (GVIT)
% Federated GVIT High Income Bond Fund*
% Gartmore GVIT Government Bond Fund*
% Gartmore GVIT Money Market Fund II
% Gartmore GVIT Nationwide® Fund*
% Gartmore GVIT Small Company Fund*
Gartmore Investor Destinations Funds
% Gartmore GVIT Investor Dest. Conservative Fund*
% Gartmore GVIT Investor Dest. Moderately Conservative Fund*
% Gartmore GVIT Investor Dest. Moderate Fund*
% Gartmore GVIT Investor Dest. Moderately Aggressive Fund*
% Gartmore GVIT Investor Dest. Aggressive Fund*

Rydex Variable Trust
% Absolute Return Strategies Fund
% Banking Fund
% Basic Materials Fund
% Biotechnology Fund
% CLS AdvisorOne Amerigo Fund
% CLS AdvisorOne Clermont Fund
% Commodities Fund
% Consumer Products Fund
% Dynamic Dow Fund
% Dynamic OTC Fund
% Dynamic S&P 500 Fund
% Dynamic Strengthening Dollar Fund
% Dynamic Weakening Dollar Fund
% Electronics Fund
% Energy Fund
% Energy Services Fund
% Europe Advantage Fund
% Financial Services Fund
% Government Long Bond Advantage Fund
% Health Care Fund
% Hedged Equity Fund
% Internet Fund
% Inverse Dynamic Dow Fund
% Inverse Government Long Bond Fund
% Inverse Mid-Cap Fund

Rydex Variable Trust
% Inverse OTC Fund
% Inverse Russell 2000 Fund
% Inverse S&P 500 Fund
% Japan Advantage Fund
% Large-Cap Growth Fund
% Large-Cap Value Fund
% Leisure Fund
% Mid-Cap Advantage Fund
% Mid-Cap Growth Fund
% Mid-Cap Value Fund
% Multi-Cap Core Equity Fund
% Nova Fund
% OTC Fund
% Precious Metals Fund
% Real Estate Fund
% Retailing Fund
% Russell 2000 Advantage Fund
% Sector Rotation Fund
% Small-Cap Growth Fund
% Small-Cap Value Fund
% Technology Fund
% Telecommunications Fund
% Transportation Fund
% Utilities Fund

5. State Disclosures

Notice to FL, MN, ND, SC, and SD Residents Only: Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease in accordance with the fluctuations in the net investment factor, as applicable, and is not guaranteed as to fixed-dollar amount, unless otherwise specified.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

Notice to AR, CO, KY, LA, ME, NM, OH and TN Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

Notice to MN Residents Only: This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the insurer will be available to pay your claim.

Notice to DC Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to PR Residents: Any person who knowingly, or with the intention to defraud, includes false information in an application for insurance, or files, assists or abets in the filing of a fraudulent claim to obtain payment for a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony. If found guilty, said person shall be punished for each violation with a fine of no less than five thousand dollars ($5,000), not to exceed ten thousand ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

Notice to OK and PA Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Notice to NJ Residents Only: Any person who includes false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

6. Contract Owner Signatures and Authorizations

☐ Yes ☐ No **Do you have existing life insurance or annuity contracts?**

☐ Yes ☐ No **Will the applied for Contract replace any existing life insurance or annuity contracts?**

STOP ***If you answered "yes" to EITHER question above, your state may require NAIC replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC replacement forms.***

The contract payments or values under the variable annuity provisions of the Contract are variable and are not guaranteed as to fixed dollar amount.

I understand the purpose and intent of this Contract is to offer benefits to single individuals and their beneficiaries. I hereby acknowledge that this Contract will not be used with other contracts issued by Nationwide to cover a single life with more than $1 million in premium without permission from Nationwide, and that I do not represent a corporate entity or institutional investor. I do not intend to assign any benefits under this contract to a corporate entity or institutional investor.

To the best of my knowledge and belief, I hereby represent my answers to the above questions and all statements herein to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract.

NOTICE TO FLORIDA RESIDENTS ONLY: Any person who, files a statement of claim or an application containing any false, incomplete, or misleading information, knowingly and with intent to injure, defraud, or deceive Nationwide is guilty of a felony of the third degree.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

STOP **Contract Owner Must Sign Here:** X

Joint Owner Signature (if any): X

State In Which Application Was Signed: ____ Date: ____

Contract Owner's Daytime Phone Number: (   )

Contract Owner's E-Mail Address: ____

7. Registered Representative* Information

7a. Primary Registered Representative* Information *(Please print.)*

☐Yes ☐No Are you aware of any existing annuities or insurance owned by the applicant?
☐Yes ☐No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: ______ MI: ___ Last Name: ______

Phone: ( ) ______ Percentage ______ %

E-Mail: ______

Broker/Dealer Name: ______

SSN #: ___ – ___ – ___ (Not required if Broker and Broker Dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X ______

Florida License Identification #: (Florida Agents only): ______

** Registered Representatives are Insurance Agents.*

7b. Additional Registered Representative* Information *(Please print.)*

☐Yes ☐No Are you aware of any existing annuities or insurance owned by the applicant?
☐Yes ☐No Will the applied for Contract replace any existing life insurance or annuity contracts?

First Name: ______ MI: ___ Last Name: ______

Phone: ( ) ______ Percentage ______ %

E-Mail: ______

Broker/Dealer Name: ______

SSN #: ___ – ___ – ___ (Not required if Broker and Broker Dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X ______

Florida License Identification #: (Florida Agents only): ______

** Registered Representatives are Insurance Agents.*

Affix Registered Representative label here if applicable.